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                                                                   Exhibit 11.01



              Statement Regarding Computation of Per Share Earnings

Computations of earnings per share are as follows (Dollars in thousands except share and per share data):

                                                          Three months                 Nine months
                                                    ended September 30, 1998    ended September 30, 1998
                                                    ------------------------    ------------------------
BASIC:
Weighted average common shares outstanding                  50,480,166                  27,651,839
                                                           -----------                 -----------
Net income                                                 $    14,568                 $     6,507
                                                           -----------                 -----------
Income available to common shareholders                    $    14,568                 $     6,507
                                                           ===========                 ===========
Basic earnings per share                                   $       .29                 $       .24
                                                           ===========                 ===========

DILUTED:
Weighted average common shares outstanding                  50,480,166                  27,651,839
                                                           ===========                 ===========
Assumed exercise of stock options                              255,522                     166,948
                                                           -----------                 -----------
Contingently issuable shares                                    64,095                      31,461
                                                           -----------                 -----------
Total shares used in computation                            50,799,783                  27,850,248
                                                           ===========                 ===========
Income available to common shareholders                    $    14,568                 $     6,507
                                                           ===========                 ===========
Diluted earnings per share                                 $       .29                 $       .23
                                                           ===========                 ===========








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